Exhibit 99.1

GOL LINHAS AÉREAS INTELIGENTES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of Brazilian Reais)

Condensed Consolidated Balance Sheet as of June 30, 2009

	Parent Company	Issuer Subsidiary	Subsidiary Guarantor	Subsidiary Non Guarantor	Consolidating Adjustments	Consolidated
Assets
Non-current assets
Property, plant and equipment, net	—	—	2,142,935	953,501	—	3,096,436
Intangible assets	311	—	1,211,631	—	—	1,211,942
Investments	670,903	—	—	—	(670,903)	—
Other non-current assets	940,901	823,343	1,579,074	(490,357)	(1,238,220)	1,614,741

Total non-current assets	1,612,115	823,343	4,933,640	463,144	(1,909,123)	5,923,119

Current assets
Other current assets	139,578	(231)	758,763	38,832	(20,297)	916,645
Inventories of parts and supplies	—	—	231,213	—	—	231,213
Financial assets	4,423	—	399,912	25,647	—	429,982
Cash and cash equivalents	1,043	18	177,587	5,096	—	183,744

Total current assets	145,044	(213)	1,567,475	69,575	(20,297)	1,761,584

Total assets	1,757,159	823,130	6,501,115	532,719	(1,929,420)	7,684,703

GOL LINHAS AÉREAS INTELIGENTES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of Brazilian Reais)

Condensed Consolidated Balance Sheet as of June 30, 2009

	Parent Company	Issuer Subsidiary	Subsidiary Guarantor	Subsidiary Non Guarantor	Consolidating Adjustments	Consolidated
Total shareholders’ equity	1,703,442	(14,140)	720,723	(6,454)	(700,129)	1,703,442

Non-current liabilities
Long-term debt	—	820,499	1,566,585	—	(61,327)	2,325,757
Other non-current liabilities	45,942	—	2,512,291	34,277	(1,236,721)	1,355,789

Total non-current liabilities	45,942	820,499	4,078,876	34,277	(1,298,048)	3,681,546

Current liabilities
Short-term debt	577	16,771	364,000	497,256	(7,171)	871,433
Accounts payable	1,875	—	318,794	(858)	—	319,811
Advance ticket sales	—	—	486,425	—	—	486,425
Smiles deferred revenue	—	—	57,642	—	68,759	126,401
Other current liabilities	5,323	—	474,655	8,498	7,169	495,645

Total current liabilities	7,775	16,771	1,701,516	504,896	68,757	2,299,715

Total liabilities and shareholders’ equity	1,757,159	823,130	6,501,115	532,719	(1,929,420)	7,684,703

GOL LINHAS AÉREAS INTELIGENTES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of Brazilian Reais)

Condensed Consolidated Income Statement for the six-month period ended June 30, 2009

	Parent Company	Issuer Subsidiary	Subsidiary Guarantor	Subsidiary Non Guarantor	Consolidating Adjustments	Consolidated
Total operating revenues	—	—	2,911,076	—	—	2,911,076
Operating expenses
Salaries	(3,126)	—	(520,024)	—	—	(523,150)
Aircraft fuel	—	—	(875,860)	—	—	(875,860)
Aircraft rent	—	—	(354,042)	173	(25)	(353,894)
Aircraft insurance	—	—	(31,214)	—	—	(31,214)
Sales and marketing	(200)	—	(168,448)	—	—	(168,648)
Landing fees	—	—	(160,428)	—	—	(160,428)
Aircraft and traffic servicing	(3,119)	—	(173,493)	(1,118)	—	(177,730)
Maintenance materials and repairs	—	—	(199,410)	—	—	(199,410)
Depreciation and amortization	(44)	—	(69,117)	—	(1)	(69,162)
Other operating expenses	(695)	—	(156,785)	—	940	(156,540)

Total operating expenses	(7,184)	—	(2,708,821)	(945)	914	(2,716,036)

Operating profit (loss)	(7,184)	—	202,255	(945)	914	195,040

Total finance costs and other income (expense)	185,577	(2,452)	200,415	(26,934)	467	357,073

Equity in income (loss) of subsidiary	230,913	—	—	—	(230,913)	—

Profit (loss) before income taxes	409,306	(2,452)	402,670	(27,879)	(229,532)	552,113

Income taxes expense	5,817	—	(142,805)	—	(2)	(136,990)

Profit (loss) for the year from continuing operations attributable to equity holders of the parent	415,123	(2,452)	259,865	(27,879)	(229,534)	415,123

GOL LINHAS AÉREAS INTELIGENTES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of Brazilian Reais)

Condensed Consolidated Cash Flow Statement for the six-month period ended June 30, 2009

	Parent Company	Issuer Subsidiary	Subsidiary Guarantor	Subsidiary Non Guarantor	Consolidating Adjustments	Consolidated
Cash flows from operating activities
Net cash provided by (used in) operating activities	85,085	(162,932)	(130,640)	55,563	(156,241)	(309,165)

Cash flows from investing activities
Investments in financial assets	17,953	—	(110,458)	5,439	(84,132)	(171,198)
Net investments in restricted cash	136,372	—	26,727	—	—	163,099
Investments in permanent assets	(240,840)	—	—	—	240,840	—
Purchase of property, plant and equipment	—	—	(49,464)	(72,188)	—	(121,652)
Purchase of intangible assets	(267)	—	(6,259)	—	—	(6,526)

Net cash used in investing activities	(86,782)	—	(139,454)	(66,749)	156,708	(136,277)

Cash flows from financing activities
Net proceeds from / repayment of debt	—	—	369,772	(5,829)	—	363,943
Repayments of finance leases	—	—	(107,618)	—	—	(107,618)
Addition of treasury shares	—	—	—	—	—	—
Credits with related parties	(201,211)	162,930	19,718	19,030	(467)	—
Dividends paid	—	—	—	—	—	—
Paid subscribed capital	203,531	—	—	—	—	203,531
Net cash provided by (used in) financing activities	2,320	162,930	281,872	13,201	(467)	459,856

Net increase (decrease) in cash and cash equivalents	623	(2)	11,778	2,015	—	14,414

Cash and cash equivalents at beginning of the period	420	20	165,809	3,081	—	169,330
Cash and cash equivalents at end of the period	1,043	18	177,587	5,096	—	183,744

GOL LINHAS AÉREAS INTELIGENTES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of Brazilian Reais)

Condensed Consolidated Income Statement for the six-month period ended June 30, 2008

	Parent Company	Issuer Subsidiary	Subsidiary Guarantor	Subsidiary Non Guarantor	Consolidating Adjustments	Consolidated
Total operating revenues	(1,506)	—	2,528,278	542,517	—	3,069,289
Operating expenses
Salaries	(2,739)	—	(357,504)	(128,097)	—	(488,340)
Aircraft fuel	—	—	(998,335)	(399,439)	—	(1,397,774)
Aircraft rent	—	—	(173,649)	(138,125)	—	(311,774)
Aircraft insurance	—	—	(12,543)	(8,464)	—	(21,007)
Sales and marketing	(489)	—	(205,221)	(56,875)	—	(262,585)
Landing fees	—	—	(115,244)	(65,168)	—	(180,412)
Aircraft and traffic servicing	(2,192)	—	(136,127)	(88,577)	(31)	(226,927)
Maintenance materials and repairs	—	—	(120,227)	(22,509)	—	(142,736)
Depreciation and amortization	—	—	(58,134)	(7,437)	(44)	(65,615)
Other operating expenses	(704)	—	(127,905)	(89,605)	28	(218,186)

Total operating expenses	(6,124)	—	(2,304,889)	(1,004,296)	(47)	(3,315,356)

Operating profit (loss)	(7,630)	—	223,389	(461,779)	(47)	(246,067)

Total finance costs and other income (expense)	51,932	(1,755)	21,177	80,298	(2)	151,650

Equity in income (loss) of subsidiary	(232,677)	—	—	—	232,677	—

Profit (loss) before income taxes	(188,375)	(1,755)	244,566	(381,481)	232,628	(94,417)

Income taxes expense	1,336	—	(59,718)	(11,833)	(22,407)	(92,622)

Profit (loss) for the year from continuing operations attributable to equity holders of the parent	(187,039)	(1,755)	184,848	(393,314)	210,221	(187,039)

GOL LINHAS AÉREAS INTELIGENTES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of Brazilian Reais)

Condensed Consolidated Cash Flow Statement for the six-month period ended June 30, 2008

	Parent Company	Issuer Subsidiary	Subsidiary Guarantor	Subsidiary Non Guarantor	Consolidating Adjustments	Consolidated
Cash flows from operating activities
Net cash provided by (used in) operating activities	247,716	(75,850)	463,319	(699,268)	192,977	128,894

Cash flows from investing activities
Investments in financial assets	58,108	—	12,451	421,674	(38,095)	454,138
Net investments in restricted cash	—	—	(11,924)	—	—	(11,924)
Investments in permanent assets	—	—	—	—	—	—
Purchase of property, plant and equipment	(399)	—	(124,120)	(88,154)	—	(212,673)
Purchase of intangible assets	—	—	(713)	(9,799)	(7)	(10,519)
Net cash used in investing activities	57,709	—	(124,306)	323,721	(38,102)	219,022

Cash flows from financing activities
Net proceeds from / repayment of debt	—	—	(298,916)	(171,093)	—	(470,009)
Repayments of finance leases	—	—	(33,191)	(8,007)	—	(41,198)
Addition of treasury shares	(41,180)	—	—	—	—	(41,180)
Credits with related parties	(501,740)	75,908	3,171	444,255	(21,594)	—
Dividends paid	(72,388)	—	—	—	—	(72,388)
Paid subscribed capital	—	—	—	—	—	—
Net cash provided by (used in) financing activities	(615,308)	75,908	(328,936)	265,155	(21,594)	(624,775)

Net increase (decrease) in cash and cash equivalents	(309,883)	58	10,077	(110,392)	133,281	(276,859)

Cash and cash equivalents at beginning of the period	319,434	23	170,932	216,012	(133,281)	573,120
Cash and cash equivalents at end of the period	9,551	81	181,009	105,620		296,261